UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 1, 2023

Home Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	001-34190	71-1051785
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

503 Kaliste Saloom Road, Lafayette, Louisiana	70508
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(337) 237-1960

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	HBCP	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a.)Not applicable.

(b.)Not applicable.

(c.)Not applicable.

(d.)Not applicable.

(e.)On June 1, 2023, the Board of Home Bank, N. A. ("the Bank") amended the salary continuation agreement for Mr. Darren E. Guidry. The agreement was amended to replace the entire Section 1.1 with the definition of Accrual Balance consistent with other executive officer agreements. In addition, the amendment changed Account Value with the term Accrual Balance, as provided in Sections 2.2.1, 8.2 and 8.3.

No other changes were made to the agreement.

The foregoing description is qualified in its entirety by reference to the amendment to the employment agreement, copies of which are attached as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

(f.)Not applicable.

Item 9.01	Financial Statements and Exhibits

(a)Not applicable.

(b)Not applicable.

(c)Not applicable.

(d)Exhibits

The following exhibits are filed herewith.

Exhibit Number	Description
10.1	Second Amendment to the Amended and Restated Salary Continuation Agreement by and between Home Bank, N. A. and Darren E. Guidry
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOME BANCORP, INC.

Date: June 1, 2023	By:	/s/ John W. Bordelon
John W. Bordelon
President and Chief Executive Officer